Exhibit 5.4

Jeffrey D. Hewett

jhewett@lcalawfirm.com

June 10, 2015

Basic Energy Services, Inc.

801 Cherry Street, Suite 2100

Fort Worth, Texas 76102

Re: Basic Energy Services, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special New Mexico counsel to Chaparral Service, Inc., a New Mexico corporation (the “New Mexico Guarantor”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed by Basic Energy Services, Inc., a Delaware corporation (the “Issuer”), with the United States Securities and Exchange Commission (the “SEC”) on June 10, 2015, pursuant to the terms of the Securities Act of 1933, as amended (the “Securities Act”). We have furnished this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus included therein (the “Prospectus”), and one or more supplements to the Prospectus, of:

(i)	Shares of common stock, par value $0.01 per share, of the Issuer (“Common Shares”);

(ii)	Shares of preferred stock of the Issuer (“Preferred Shares”);

(iii)	Senior debt securities of the Issuer (“Senior Debt Securities”);

(iv)	Subordinated debt securities of the Issuer (“Subordinated Debt Securities”, and, together with Senior Debt Securities, “Debt Securities”);

(v)	Guarantees of Debt Securities (“Guarantees”) by certain subsidiaries of the Issuer (including the New Mexico Guarantor);

(vi)	Warrants to purchase Common Shares, Preferred Shares, Debt Securities, or Units (as defined below) of the Issuer; and

Basic Energy Services, Inc.

June 10, 2015

(vii)	Units, consisting of one or more of the securities referred to in the foregoing clauses (i) through (iv), or any combination thereof (“Units”).

Issuer will issue the Debt Securities either pursuant to a senior indenture substantially in the form filed as Exhibit 4.10 to the Registration Statement (the “Senior Indenture”), or pursuant to a subordinated indenture substantially in the form filed as Exhibit 4.11 to the Registration Statement (the “Subordinated Indenture”, and, together with the Senior Indenture, the “Indentures”), in each case between the Issuer and Wells Fargo Bank, National Association, as trustee, as such Indenture may be amended or supplemented from time to time, including at the time of, and in connection with, the issuance of such Debt Securities. New Mexico Guarantor will issue Guarantees of Debt Securities either pursuant to the Senior Indenture or the Subordinated Indenture, in each case, as such Indenture may be amended or supplemented from time to time, including pursuant to supplemental indentures among the Issuer, certain guarantors of the Issuer (included New Mexico Guarantor), and the trustee under such Indenture entered into at the time of, and in connection with, the issuance of such Guarantees and such Debt Securities.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(i)	The Certificate of Incorporation and the Amended and Restated By-Laws of the New Mexico Guarantor; and

(ii)	The Registration Statement, including the Prospectus, and the forms of the Indentures filed as Exhibits 4.10 and 4.11 to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the New Mexico Guarantor and such agreements, certificates of public officials, certificates of officers or other representatives of the New Mexico Guarantor and others, and such other documents, certificates, and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. As to any facts material to the opinions expressed herein that were not independently established or verified by us, we have relied upon oral or written statements and representations of officers and other representatives of the New Mexico Guarantor and others.

Based on the foregoing, and subject to the limitations, qualifications, exceptions, and assumptions set forth herein, we are of the opinion that:

1.	The New Mexico Guarantor is validly existing as a corporation under the laws of the State of New Mexico.

Basic Energy Services, Inc.

June 10, 2015

2.	The New Mexico Guarantor has the corporate power and authority to enter into and to incur and perform all of its obligations under the New Mexico Guarantor’s Guarantees, and any supplemental indenture that establishes such Guarantees.

The opinions expressed herein are limited solely to the laws of the State of New Mexico.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC. We express this opinion as of the date hereof, and we disclaim any undertaking to advise any addressee or other recipient of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in the law.

Very truly yours,

Lynch, Chappell & Alsup, A Professional Corporation

By:	/s/ Jeffrey D. Hewett
Jeffrey D. Hewett